As filed with the Securities and Exchange Commission on January 23, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAS GOLD AND SILVER CORPORATION

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant's name into English)

Canada	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

145 King Street West, Suite 2870

Toronto, Ontario, Canada

M5H 1J8 (416) 848-9503

(Address and telephone number of registrant's principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680 (Phone)

(302) 738-7210 (Fax)

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Richard Raymer
Dorsey & Whitney LLP
161 Bay Street, Suite 4310
Toronto, Ontario M5J 2S1
(416) 367-7388

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholder named in this prospectus is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 23, 2026

PROSPECTUS

2,890,000 Common Shares

Offered by the Selling Shareholder

This prospectus relates to the resale of 2,890,000 common shares, given the effect of the 2025 Share Consolidation (as defined below) issued in connection with the Acquisition (as defined herein) (the “Consideration Shares”) that may be sold from time to time by the selling shareholder named in this prospectus or its pledgees, donees, transferees, assignees or other successors-in-interest (the “Selling Shareholder”). See “Selling Shareholder” beginning on page 33 of this prospectus.

We are not selling any common shares under this prospectus and will not receive any proceeds from the sale of common shares by the Selling Shareholder.

Our registration of the common shares covered by this prospectus does not mean that the Selling Shareholder will offer or sell any of such common shares. The Selling Shareholder may sell the common shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption "Plan of Distribution." The common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

We will bear all of the expenses incurred in connection with the registration of these shares. The Selling Shareholder will pay any underwriting discounts and selling commissions and/or similar charges incurred in connection with the sale of the common shares. See "Plan of Distribution" beginning on page 31 of this prospectus.

Our common shares are listed on the TSX under the symbol “USA” and on the NYSE American LLC (“NYSE American”) under the symbol “USAS”. On January 22, 2026, the closing price of our common shares as reported on the NYSE American was $8.48.

As of January 22, 2026, after giving the effect of the 2025 Share Consolidation, we have 322,886,429 common shares issued and outstanding. Unless otherwise indicated, all other share and per share prices in this prospectus have been adjusted to reflect the 2025 Share Consolidation, except for the share and per share prices detailed in the Annual Report on Form 40-F for the year ended December 31, 2024, filed with the SEC on March 31, 2025 and our Current Reports on Form 6-K furnished to the SEC on May 9, 2025 and August 11, 2025, each of which are incorporated by reference herein. See “Incorporation of Certain Documents by Reference” beginning on page 37 of this prospectus.

We are a "foreign private issuer" under applicable Securities and Exchange Commission ("SEC") rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. See "Risk Factors" below, beginning on page 14, and in our Annual Report on Form 40-F for the year ended December 31, 2024, which is incorporated by reference herein, to read about the risks you should consider before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2026

BASIS OF PRESENTATION

Unless otherwise indicated, references in this registration statement to "Americas Gold and Silver", "Americas Gold", "USAS", "the Company", "we", "us" and "our" refer to Americas Gold and Silver Corporation, a company incorporated under the federal laws of Canada, together with its subsidiaries unless the context requires otherwise.

We express all amounts in this registration statement in U.S. dollars, except where otherwise indicated. References to "$" and "US$" are to U.S. dollars and references to "C$" are to Canadian dollars.

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Accounting Standards as issued by the International Accounting Standards Board. None of the financial statements incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in U.S. dollars.

ABOUT THIS PROSPECTUS

As permitted under the rules of the SEC, this prospectus incorporates important information about us that is contained in documents that we have previously filed with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to Americas Gold and Silver Corporation, 45 King Street West, Suite 2870, Toronto, ON, M5H 1J8. Our telephone number is (416) 848-9503. See "Where You Can Find More Information".

You should rely only on the information contained and incorporated by reference into this prospectus and in any free writing prospectus that we authorize to be distributed to you. We have not, and the Selling Shareholder has not, authorized anyone to provide you with additional or different information or to make representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this registration statement and the documents incorporated by reference herein may constitute “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and United States securities laws (“forward-looking statements”). Often, but not always, forward-looking statements can be identified by forward-looking words such as “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “seek”, “propose”, “estimate”, “expect”, and similar expressions. Specific forward-looking statements in this registration statement and the documents incorporated by reference herein include, but are not limited to: estimated and targeted production rates and results for silver and other metals at the Galena Complex and Cosalá Operations; statements relating to the Company’s acquisition of the remaining 40% interest in the Galena Complex and the Acquisition Agreement (as defined in the Company’s management discussion and analysis (the “MD&A”) for the fiscal year ending December 31, 2024, attached as Exhibit 99.3 to the Company’s annual report on form 40-F for the fiscal year ending December 31, 2024, incorporated by reference herein), including expected benefits to the Company and its shareholders; statements relating to the Company’s positioning as a silver-focused producer and the precious metals markets; the expected timing and completion of required development and the expected operational and production results therefrom, statements relating to Americas Gold and Silver’s EC120 Project, including expected approvals and capital requirements, and timing to reach commercial and sustainable production and full production on its anticipated timeline and budget; the Company’s expectations relating to the operation of San Rafael throughout the EC120 Project development period and related cashflows; statements relating to the acquisition of the Crescent Mine (as defined herein) including expected benefits to the Company and its shareholders; timing and completion expected mineral resources, potential synergies, timing of restart of and expected production from the Crescent Mine; the Company’s technical review and optimization work at the Galena Complex and related operational improvements, production potential and production efficiencies at the Galena Complex and the Crescent Mine, including the expected production levels and anticipated improvements through production growth and operational efficiency, and expectations regarding its ability to rely in existing infrastructure, facilities, and equipment; the expected use of proceeds from the Company's private placement financing completed on December 4, 2025; that the Company is fully funded for the anticipated capital investments required to advance Crescent Mine into production; estimates of, and realizations on, mineral reserves and resources; expected prices of silver and other metals and related expectations relating to the Company's revenue derived from the sale of such metals; anticipated costs, expenses and capital expenditures; opportunities relating to the optimization of concentrate sales by enhancing by-product recovery and the timing and results of its metallurgical sampling program to identify by-product revenue optimization opportunities and the anticipated improvements therefrom; initial results and expectations arising out of the Company’s exploration and drilling programs at the Galena Complex; the Company’s ability to continue as a going concern; the Company’s liquidity position and ability to fund expected operations at prevailing commodity prices and requirement for additional financing, including potential additional debt financing opportunities and existing debt restructuring; the Company’s intention to issue guidance for 2025; and expectations regarding the Company’s ability to rely in existing infrastructure, facilities and equipment.

Inherent in the forward-looking statements are known and unknown risks, uncertainties and other factors beyond the Company’s ability to control or predict that may cause the actual results, performance or achievements of the Company, or developments in the Company's business or in its industry, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. Some of the risks and other factors (some of which are beyond the Company’s control) that could cause results to differ materially from those expressed in the forward-looking statements contained in this registration statement and the documents incorporated by reference herein include, but are not limited to risks relating to: interpretations or reinterpretations of geologic information; results of exploration and production activities; inability or delay in obtaining permits required for future exploration, development or production; to mineral reserves and mineral resources and related interpretations, development and production and the Company's ability to sustain or increase present production; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; potential litigation; fluctuating mineral and commodity prices; any hedging activities of the Company; the ability to obtain necessary future financing on acceptable terms or at all; the ability to operate the Company’s projects; operational matters and hazards inherent in the mining industry; competition in the mining industry; non-compliance with exchange listing standards; cybersecurity; government regulation of mining operations; cyclical aspects of the Company’s business; changing global economic conditions and market volatility, including volatility in financial markets, adverse changes in currencies, trade policies and inflation; geopolitical instability, political unrest, tariffs or trade restrictions, war, and other global conflicts; ground conditions; government regulation and environmental compliance, property claims, title, surface rights and access; mining and exploration activities and future mining operations; risks relating to negative operating cash flows; risks relating to the possibility that the Company’s working capital requirements may be higher than anticipated and/or its revenue may be lower than anticipated over relevant periods; illegal blockades and other factors limiting mine access or regular operations without interruption; labour relations, disputes and/or disruptions, employee recruitment and retention and pension funding and valuation; failure of plant, equipment, processes and transportation services to operate as anticipated; the expectations related to and actions taken by the current US administration; recession expectations;  environmental compliance, climate change and government regulation thereof; variations in ore grade or recovery rates; capital and construction expenditures; certain of the Company's material properties are located in Mexico and are subject to changes in political and economic conditions and regulations in that country; risks associated with foreign operations; risks related to the Company's relationship with the communities where it operates; risks related to actions by certain non-governmental organizations; substantially all of the Company's assets are located outside of Canada, which could impact the enforcement of civil liabilities obtained in Canadian and U.S. courts; currency fluctuations that may adversely affect the financial condition of the Company; the Company may need additional capital in the future and may be unable to obtain it or to obtain it on favourable terms; risks associated with the Company's outstanding debt and its ability to make scheduled payments of interest and principal thereon; and reclamation activities and other factors described in this registration statement and the documents incorporated by reference herein such as the Company’s Annual Information Form (the “AIF”) for the fiscal year ending December 31, 2024, attached as Exhibit 99.1 to the Company’s annual report on form 40-F, for the fiscal year ending December 31, 2024, incorporated by reference herein under the heading “Risk Factors”.  The list above is not exhaustive of the factors that may affect any of the Company's forward-looking statements. Investors and others should carefully consider these and other factors and not place undue reliance on the forward-looking statements.

Forward-looking statements contained in this registration statement and the documents incorporated by reference herein are based on management's plans, estimates, projections, beliefs and opinions as at the time such statements were made and the related assumptions may change. Although forward-looking statements contained in this registration statement and the documents incorporated by reference herein are based on what management considers to be reasonable assumptions based on information currently available to it, there can be no assurances that actual events, performance or results will be consistent with these forward-looking statements, and management's assumptions may prove to be incorrect. Some of the important risks and uncertainties that could affect forward-looking statements are described further in this registration statement and the documents incorporated by reference herein. The Company cannot guarantee future results, levels of activity, performance or achievements, should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, the actual results or developments may differ materially from those contemplated by the forward-looking statements. The Company does not undertake to update any forward-looking statements, even if new information becomes available, as a result of future events or for any other reason, except to the extent required by applicable securities laws.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance.

SELECTED FINANCIAL DATA

2025 Share Consolidation

On August 21, 2025, the Company filed articles of amendment to complete an approved share consolidation of the Company’s issued and outstanding common shares on the basis of 2.5 pre-consolidated common shares for 1 post-consolidated common share. The share consolidation affects all issued and outstanding common shares, options, warrants, and other share units. Our audited annual consolidated financial statements included in our annual report on Form 40-F for the year ended December 31, 2024 filed with the SEC on March 31, 2025 and our unaudited condensed interim consolidated financial statements included in our Current Report on Form 6-K for the period ended March 31, 2025 filed with the SEC on May 9, 2025 and our Current Report on Form 6-K for the period ended June 30, 2025 filed with the SEC on August 11, 2025 that are incorporated by reference into this prospectus are presented without giving effect to the 2025 Share Consolidation. The unaudited condensed interim consolidated financial statements included in our Current Report on Form 6-K/A for the period ended September 30, 2025 filed with the SEC on January 16, 2026 that is incorporated by reference into this prospectus are presented after giving effect to the 2025 Share Consolidation. Except where the context otherwise requires, share and per share numbers in this prospectus reflect the 2.5-for-1 share consolidation.

The following selected financial data has been derived from our audited annual consolidated financial statements included in our annual report on Form 40-F for the year ended December 31, 2024 and our and our unaudited condensed interim consolidated financial statements included in our Current Report on Form 6-K for the three-month period ended March 31, 2025 and our Current Report on Form 6-K for the three-month period ended June 30, 2025 and our six-month period ended June 30, 2025, as adjusted to reflect the 2025 Share Consolidation for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

Unaudited

AS REPORTED	For the year ended		For the three-month period ended
	December 31,	December 31,	March 31,	March 31,
	2024	2023	2025	2024

Net loss attributable to shareholders of the Company	(44,947)	(34,958)	(18,918)	(14,456)

Loss per share attributable to shareholders of the Company
Basic and diluted	(0.17)	(0.16)	(0.03)	(0.07)

Weighted average number of common shares outstanding
Basic and diluted	264,918,734	212,701,865	619,978,185	221,915,654

AS REPORTED	For the three-month period ended		For the six-month period ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024

Net loss attributable to shareholders of the Company	(15,103)	(4,863)	(34,021)	(19,319)

Loss per share attributable to shareholders of the Company
Basic and diluted	(0.02)	(0.02)	(0.05)	(0.08)

Weighted average number of common shares outstanding
Basic and diluted	658,159,864	252,620,572	639,174,498	237,268,113

AS ADJUSTED FOR 2.5 SHARE CONSOLIDATION	For the year ended		For the three-month period ended
	December 31,	December 31,	March 31,	March 31,
	2024	2023	2025	2024

Net loss attributable to shareholders of the Company	(44,947)	(34,958)	(18,918)	(14,456)

Loss per share attributable to shareholders of the Company
Basic and diluted	(0.42)	(0.41)	(0.08)	(0.16)

Weighted average number of common shares outstanding
Basic and diluted	105,967,494	85,080,746	247,991,274	88,766,262

AS ADJUSTED FOR 2.5 SHARE CONSOLIDATION	For the three-month period ended		For the six-month period ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024

Net loss attributable to shareholders of the Company	(15,103)	(4,863)	(34,021)	(19,319)

Loss per share attributable to shareholders of the Company
Basic and diluted	(0.06)	(0.05)	(0.13)	(0.20)

Weighted average number of common shares outstanding
Basic and diluted	263,263,945	101,048,229	255,669,799	94,907,245

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled "Risk Factors", "Cautionary Note Regarding Forward-Looking Statements", the section entitled "Risk Factors" in the Company's MD&A attached as Exhibit 99.3 to the Company's Annual Report on Form 40-F for the most recent year incorporated by reference herein (together with any material changes thereto contained in subsequent filed reports on Form 6-K), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus.

Our Company

The Company is a precious metals producer with two operations in some of the world's leading silver mining regions: the Galena Complex in Idaho, U.S.A. and the Cosalá Operations in Sinaloa, Mexico. The Company owns the Relief Canyon project in Nevada, U.S.A. which is currently in a status of care & maintenance following a suspension of mining activities in August 2021.

In Idaho, U.S.A., the Company operates the 100%-owned producing Galena Complex whose primary assets are the operating Galena mine, the Coeur mine, and the contiguous Caladay development project in the Coeur d’Alene Mining District of the northern Idaho Silver Valley. The Galena Complex has recorded production of over 230 million ounces of silver along with associated by-product metals of copper and lead over a production history of more than sixty years. In December 2024, the Company completed the acquisition of the remaining 40% interest of the Company’s Galena Complex it did not own from Eric Sprott.

The Company also has a 100% interest in in the Crescent Mine in Idaho, United States. See “Selling Shareholder - Crescent Silver, LLC Acquisition.”

In Sinaloa, Mexico, the Company operates the 100%-owned Cosalá Operations, which includes the San Rafael silver-zinc-lead mine (“San Rafael”) and the 100%-owned Zone 120 silver-copper mine and the 100%-owned El Cajón silver-copper mine (“EC120 Mine”) located in close proximity to the Los Braceros processing plant. Prior to that time, it operated the Nuestra Señora silver-zinc-copper-lead mine after commissioning the Los Braceros processing facility and declaring commercial production in January 2009. The Cosalá area land holdings also host several other known precious metals and polymetallic deposits, past-producing mines, and development projects. The Company also owns a 100% interest in the San Felipe development project in Sonora, Mexico, which it acquired on October 8, 2020.

In Nevada, U.S.A., the Company has put the 100%-owned, Relief Canyon mine located in Pershing County into care and maintenance. The mine poured its first gold in February 2020 and declared commercial production in January 2021. Operations were suspended in August 2021 in order to resolve technical challenges related to the metallurgical characteristics of the deposit and leaching and heap rinsing operations were discontinued in Q4-2023. The past-producing mine includes three historic open-pit mines, a crusher, ore conveying system, leach pads, and a refurbished heap-leach processing facility. The landholdings at Relief Canyon and the surrounding area cover over 11,700 hectares, providing the Company the potential to expand the Relief Canyon deposit and to explore for new discoveries close to existing processing infrastructure.

The Company’s mission is to profitably expand its precious metals production through the development of its own projects and consolidation of complementary projects. The Company is also focused on extending the mine life of its current assets through exploration and continuing on the path to profitability at the Galena Complex. The Company will continue exploring and evaluating prospective areas accessible from existing infrastructure and the surface at the Galena Complex, and early-stage targets with an emphasis on the Cosalá District. The Company intends to also focus on advancing the development of the Crescent Mine towards production together and working toward realizing the potential synergies between the Galena Complex and the Crescent Mine.

The Company's management and the Board are comprised of senior mining executives who have extensive experience identifying, acquiring, developing, financing, and operating precious metals deposits globally.

Specialized Skill and Knowledge

Various aspects of the Company's business require specialized skills and knowledge. Such skills and knowledge include the areas of geology, drilling, metallurgy, engineering, logistical planning and implementation of programs as well as finance and accounting and legal/regulatory compliance. While competitive conditions exist in the industry, the Company has been able to locate and retain employees and consultants with such skills and believes it will continue to be able to do so in the foreseeable future.

Competitive Conditions

Competition in the mineral exploration industry is intense. The Company competes with other mining companies, many of which have significant financial resources and technical facilities for the acquisition and development of, and production from, mineral interests, as well as for the recruitment and retention of qualified employees and consultants. The ability of the Company to acquire viable mineral properties in the future will depend not only on its ability to develop its present properties, but also on its ability to select and acquire suitable producing properties or prospects for development or mineral exploration.

Business Cycles

The mining business is highly cyclical. The marketability of minerals and mineral concentrates is also affected by global economic cycles. The ultimate economic viability of the Company's projects is related and sensitive to the market price of gold and silver as well the market price of by‐products such as zinc, lead and copper. Metal prices fluctuate widely and are affected by numerous factors such as global supply, demand, inflation, exchange rates, interest rates, forward selling by producers, central bank sales and purchases, production, global or regional political, economic or financial situations and other factors beyond the control of the Company.

Sources and Availability of Raw Materials

All of the raw materials the Company requires to carry on its business are available through normal supply or business contracting channels. The Company has not experienced a shortage of availability of raw materials or significant price volatility.

Environmental Protection

The Company's mining, exploration and development activities are subject to various federal, state and municipal laws and regulations relating to the protection of the environment, including requirements for closure and reclamation of mining properties. In all jurisdictions where the Company operates, specific statutory and regulatory requirements and standards must be met throughout the exploration, development and operations stages of a mining property with regard to matters including water quality, air quality, wildlife protection, solid and hazardous waste management and disposal, noise, land use and reclamation. Changes in any applicable governmental regulations to which the Company is subject or inconsistent application of these regulations, may adversely affect its operations. Failure to comply with any condition set out in any required permit or with applicable regulatory requirements may result in the Company being unable to continue to carry out its activities. The impact of these requirements cannot accurately be predicted.

Management estimates costs associated with reclamation of mining properties as well as remediation costs for inactive properties. The Company uses assumptions about future costs, including inflation, prices, mineral processing recovery rates, production levels and capital and reclamation costs. Such assumptions are based on the Company’s current mining plan and the best available information for making such estimates. Details and quantification of the Company’s reclamation and closure costs are discussed in the annual financial statements for the years ended December 31, 2024 and 2023 contained in the Company’s Annual Report for the fiscal year ended December 31, 2024, incorporated by reference herein.

The Company is focused on strengthening monitoring, controls and disclosure of environmental issues that affect employees and the surrounding communities. Through proactive public engagement, the Company continues to gain a better understanding of the concerns of area-wide citizens and regulators and continues to work collaboratively to identify the most reasonable and cost-effective measures to address the most pressing concerns.

Changes to Contracts and Economic Dependence

The Company's cash flow is dependent on delivery of its ore concentrate to market. The Company's contracts with the concentrate purchasers provide for provisional payments based on periodic deliveries. The Company may sell its concentrate to a metal trader while it is at the smelter in order to help manage its cash flow. The Company has not had any problems collecting payments from concentrate purchasers in a reliable and timely manner and expects no such difficulties in the foreseeable future. However, this cash flow is dependent on continued mine production which can be subject to interruption for various reasons including fluctuations in metal prices and concentrate shipment difficulties. Additionally, unforeseen cessation in smelter provider capabilities could severely impact the Company's capital resources. Although the Company sells its concentrate to a limited number of customers, it is not economically dependent upon any one customer as there are other markets throughout the world for the Company's concentrate.

The Share Consolidation

The Company filed articles of amendment, effective August 21, 2025, implementing a consolidation of its outstanding common shares on the basis as finally determined by the board of directors of one (1) post-consolidation common share for every two and a half (2.5) pre-consolidation common shares (the “2025 Share Consolidation”). The exercise price or conversion price, as applicable, and the number of common shares issuable, as applicable, under any of the Company's outstanding convertible or share-based securities such as warrants, stock options and restricted share units, performance share units and deferred share units, as applicable, were proportionately adjusted upon completion of the 2025 Share Consolidation in accordance with their respective terms. Beginning with the opening of trading on August 26, 2025, our common shares have been trading on a post-2025 Share Consolidation basis on NYSE American LLC. No fractional shares were issued in connection with the 2025 Share Consolidation and no cash was paid in lieu of fractional post-consolidation common shares. In the event that a shareholder would otherwise have been entitled to receive a fractional post-consolidation common share upon the completion of the 2025 Share Consolidation, such fractional post-consolidation common share was deemed to have been tendered by its registered owner to the Company for cancellation for no consideration.

Implications of Being a Foreign Private Issuer

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. As a result we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Corporate Information

Americas Gold and Silver was incorporated as Scorpio Mining Corporation ("Scorpio Mining") pursuant to articles of incorporation dated May 12, 1998, under the Canada Business Corporations Act ("CBCA") with authorized share capital of an unlimited number of common shares. On December 23, 2014, a merger of equals transaction between Scorpio Mining and U.S. Silver & Gold Inc. ("U.S. Silver") was completed to combine their respective businesses by way of a plan of arrangement of U.S. Silver pursuant to section 182 of the Business Corporations Act (Ontario). Following the merger of equals, the combined company changed its name to Americas Silver Corporation ("Americas Silver") by way of articles of amendment dated May 19, 2015. On April 3, 2019, Americas Silver completed its acquisition of Pershing Gold Corporation ("Pershing Gold") pursuant to a plan of merger under Nevada law (the "Pershing Gold Transaction"). Following the completion of the Pershing Gold Transaction, the Company changed its name to "Americas Gold and Silver Corporation" pursuant to articles of amendment dated effective September 3, 2019. The Company's principal and registered office is located at 145 King Street West, Suite 2870, Toronto, Ontario, Canada M5H 1J8. Our website address is http://www.americas-gold.com. Information on the Company's website is not incorporated herein by reference. Our common shares are listed on the NYSE American under the symbols "USAS".

THE OFFERING

Common shares offered by the Selling Shareholder	2,890,000 common shares

Terms of the offering	The Selling Shareholder (including its transferees, donees, pledgees, assignees and successors-in-interest) may sell, transfer or otherwise dispose of any or all of the common shares offered by this prospectus from time to time on NYSE American or any other stock exchange, market or trading facility on which the common shares are traded or in private transactions. The common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See "Plan of Distribution" beginning on page 31 of this prospectus for additional information on the methods of sale that may be used by the Selling Shareholder.

Use of Proceeds	The Selling Shareholder will receive all of the proceeds from the sale of any common shares sold by it pursuant to this prospectus. We will not receive any proceeds from the sale of the common shares by the Selling Shareholder. See "Use of Proceeds".

Risk Factors	Investing in our securities involves a high degree of risk. See "Risk Factors" below, beginning on page 14, and in the Company's AIF attached as Exhibit 99.1 and the MD&A attached as Exhibit 99.3 to the Company's Annual Report on Form 40-F for the year ended December 31, 2024, to read about the risks you should consider before investing in our securities.

Listing	Our common shares are listed on the NYSE American under the symbols "USAS".

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties discussed below and described under the heading "Risk Factors" contained in any applicable prospectus supplement and under similar headings in our AIF and MD&A attached as Exhibits 99.1 and 99.3, respectively, to our Annual Report on Form 40-F for the year ended December 31, 2024, as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

Risks Relating to the Acquisition

We may fail to realize the expected benefits of the Acquisition

While we believe that the Acquisition will provide certain benefits to our business and shareholders, these expected benefits may not be achieved, or may take longer than expected to realize, and other assumptions upon which we have determined the benefits of the Acquisition may prove to be incorrect. To the extent that the anticipated benefits of the Acquisition are not achieved, are achieved to a lesser extent, or take longer than expected to achieve, the results of operations and our financial condition may suffer, which may materially adversely affect our business, operations and financial performance and cash flows.

Risks Relating to Our Consideration Shares

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, may adversely impact us and the value of our Consideration Shares.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect us or holders of our Consideration Shares. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact our financial performance and the value of our Consideration Shares. Such proposed legislation remains subject to change, and its impact on us and purchasers of our Consideration Shares.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of September 30, 2025:

  on an actual basis;

  on an as-adjusted basis to reflect the issuance and sale of 33,062,500 common shares at an offering price of USD$4.00 per common share in connection with the private placement offering completed on December 4, 2025 (the “Private Placement”); and

  on a further as-adjusted basis to reflect the Acquisition and the issuance and sale of 2,890,000 Consideration Shares.

The amounts shown below are unaudited. The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to our unaudited condensed interim financial statements for the nine months ended September 30, 2025, in our Report on Form 6-K filed with the SEC on November 10, 2025, which is incorporated by reference in this prospectus.

As of September 30, 2025
(In millions)	Actual	As Adjusted for Private Placement	As Adjusted for Acquisition
Cash and cash equivalents	$39	$171	$151
Current debt	$41	$41	$41
Long-term debt	$95	$95	$95
Total equity	$50	$182	$246
Total capitalization	$145	$277	$341

The foregoing table and calculations are based on 273,501,066 common shares outstanding, giving effect to the completion of the 2025 Share Consolidation, as of September 30, 2025, and excludes, in each case as of September 30, 2025:

9,103,338 common shares issuable upon the exercise of outstanding options

8,108,440 common shares issuable upon the exercise of outstanding warrants

3,151,033 common shares issuable upon the vesting of deferred share units

6,907,821 common shares issuable upon the vesting of restricted share units

1,140,730 common shares issuable upon the vesting of performance share units

From September 30, 2025, through January 22, 2026, we have issued an additional 49,385,363 common shares.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common shares by the Selling Shareholder.

The Selling Shareholder will receive all of the net proceeds from the sale of any common shares offered by them under this prospectus. See "Selling Shareholder". The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage, accounting, tax, legal services or any other expenses incurred by the Selling Shareholder in disposing of these common shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

As of the date of this registration statement, Americas Gold and Silver Corporation has only one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: the Company’s common shares.

The Company has an authorized share capital of an unlimited number of common shares and as of January 22, 2026, there are 322,886,429 common shares issued and outstanding.

Basic Rights of the Common Shares

The holders of common shares are entitled to receive dividends, if any, as and when declared by the Board out of monies properly applicable to the payment of dividends, in such amount and in such form as the Board may from time to time determine, and all dividends which the Board may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holder of the common shares shall be entitled to receive the remaining property and assets of the Company.

There are no limitations under the laws of Canada or in the organizing documents of the Company on the right of a non-resident to hold or vote the common shares, except that the Investment Canada Act (Canada) may require that a "non-Canadian" not acquire "control" of the Company without prior review and approval by the Minister of Innovation, Science and Industry (Canada), where applicable thresholds are exceeded.

Transferability of Common Shares

The Articles do not impose restrictions on the transfer of common shares by a shareholder.

Pre-emptive Rights

The common shares do not contain any pre-emptive rights to any of the Company's securities.

Action Necessary to Change Rights of Shareholders

In order to change the rights of the shareholders of the Company, the Company would need to amend the Articles to effect the change. Such an amendment would require the approval at least two-thirds of the votes cast by shareholders entitled to vote (present in person or represented by proxy) at a duly called meeting of shareholders and, for certain amendments, the holders of shares of a class or of a series are entitled to vote separately as a class or series on a proposal to amend the Articles. For certain amendments, a shareholder is entitled under the Canada Business Corporations Act to dissent in respect of such a resolution amending the Articles and, if the resolution is adopted and the Company implement such changes, demand payment of the fair value of its shares.

Change of Control

There are no provisions in the Articles or the Company's bylaws that would have an effect of delaying, deferring or preventing a change in control of the Company and that would operate only with respect to a merger, acquisition or corporate restructuring involving the Company.

Ownership Disclosure Threshold for the Common Shares

The Company's bylaws do not contain a provision governing the ownership threshold above which shareholder ownership must be disclosed. Under Canadian securities laws, shareholder ownership must be disclosed by any shareholder who owns more than 10% of the Company's outstanding shares.

Election of Directors

The directors are elected by a majority of the votes cast at the annual meeting at which an election of directors is required or at any special meeting of shareholders, to hold office until the election of their successors, except in the case of resignations or if their offices become vacant by death or otherwise.

Memorandum and Articles of Association

Americas Gold and Silver is governed by articles of incorporation dated May 12, 1998, as amended (the “Articles”), under the CBCA, and by the by-law dated April 18, 2019 (the “By-law”). The Company has an authorized share capital of an unlimited number of Common Shares and 8,000,000 Class A Preferred Shares (“Preferred Shares”). As of January 22, 2026, there are 322,886,429 Common Shares and nil Preferred Shares issued and outstanding

Common Shares

The holders of Common Shares are entitled to receive dividends, if any, as and when declared by the Board out of monies properly applicable to the payment of dividends, in such amount and in such form as the Board may from time to time determine, and all dividends which the Board may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holder of the Common Shares shall be entitled to receive the remaining property and assets of the Company.

Preferred Shares

The Preferred Shares are convertible into Common Shares, in whole or in part, by the holders of Preferred Shares subject to the terms and conditions set out in the Articles. The Preferred Shares shall also automatically be converted into Common Shares upon the occurrence of certain events subject to the terms and conditions set out in the Articles. The holders of Preferred Shares are not entitled to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting. The Preferred Shares shall be entitled to preference over the Common Shares and any other of the Company's class or series of shares convertible into Common Shares with respect to the payment of dividends. In the event of the liquidation, dissolution or winding-up of the Company, or any return of capital, or any other distribution of the Company's assets among its shareholders for the purpose of winding-up its affairs, the Preferred Shares shall rank pari passu with the Common Shares.

The Articles provide that the Company shall not affect any conversion of the Preferred Shares at the option of the holder, and the holder of the Preferred Shares shall not have the right to convert any portion of the Preferred Shares held by such holder, to the extent that after giving effect to the conversion set forth on the applicable notice of conversion, such holder (together with such holder's affiliates, and any persons acting as a group together with such holder or any of such holder's affiliates) would beneficially own or control in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of the Common Shares issuable upon conversion of the Preferred Shares held by the applicable holder. A holder of the Preferred Shares, upon not less than 61 days' prior notice to the Company, may increase or decrease this limitation.

Objects and Purposes

The Articles and By-law do not specify objects and purposes and do not place any restrictions on the business that the Company may carry on.

Directors

The Articles provide that the minimum number of directors the Company must have is three (3) and the maximum number is nine (9). In accordance with the CBCA, at least 25% of the directors must be residents of Canada. In order to serve as a director, a person must be a natural person at least 18 years of age, capable and not bankrupt. Neither the Articles nor the By-law contain an age limit requirement for the retirement of directors. The Articles provide that the directors may, between annual meetings of the shareholders, appoint one (1) or more additional directors of the Company to serve until the next annual meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors elected at the previous annual meeting of the shareholders of the Company, provided that the total number of directors shall not exceed the maximum number of directors.

The directors are elected by a majority of the votes cast at the annual meeting at which an election of directors is required or at any special meeting of shareholders, to hold office until the election of their successors, except in the case of resignations or if their offices become vacant by death or otherwise.

Neither the Articles nor the By-law require directors to hold a minimum number of shares of the Company to qualify as a director.

The directors are entitled to remuneration determined by the Board or by a committee to which the Board may delegate the power to do so from time to time. There is no requirement for an independent quorum. Under the mandate of our Compensation and Corporate Governance Committee, comprised of at least three directors all of whom shall be independent directors, such committee is tasked with making recommendations to the Board concerning directors' remuneration.

The CBCA provides that a director who is a party to, or who is a director or officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with us must disclose to us the nature and extent of his or her interest at the time and in the manner provided by the CBCA, or request that same be entered in the minutes of the meetings of the Board, even if such contract, in connection with our normal business activity, does not require the approval of either the directors or the shareholders. The CBCA prohibits such a director from voting on any resolution to approve the contract or transaction unless the contract or transaction:

·	related primarily to his or her remuneration as the Company's director, officer, employee or agents or a director, officer, employee or agent of an affiliate of us;
·	is for indemnity or insurance for director's liability as permitted by the CBCA; or
·	is with the Company's affiliate.

The By-law provides that the Board may, on behalf of the Company and without authorization of the shareholders of the Company:

·	borrow money upon the credit of the Company;
·	limit or increase the amount to be borrowed;
·	issue, reissue, sell or pledge the debt obligations of the Company;
·	give a guarantee on behalf of the Company to secure payment or performance of an obligation of any person; and
·	mortgage, hypothecate, charge, pledge or otherwise create a security interest in all or any of the property of the Company, owned or subsequently acquired, and the undertaking and rights of the Company, to secure any such bonds, debentures, notes or other debt obligations, or to secure any present or future borrowing, liability or obligation of the Company, including any guarantee given pursuant to the above subparagraph.

Pursuant to the CBCA, the directors manage and administer business and affairs of the Company and exercise all such powers and authority as the Company is authorized to exercise pursuant to the CBCA, the Articles and the By-law. The general duties of the Company's directors and officers under the CBCA are to act honestly and in good faith with a view to best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Any breach of these duties may lead to liability to the Company or the Company's shareholders for breach of fiduciary duty or duty of care. In addition, a breach of certain provisions of the CBCA, including the improper payment of dividends or the improper purchase or redemption of shares, will render the directors who authorized such action liable to account to the Company for any amounts improperly paid or distributed.

Shareholder Actions

The CBCA provides that the Company's shareholders may, with leave of a court, bring an action in the Company's name and on behalf of the Company for the purpose of prosecuting, defending or discontinuing an action on behalf of the Company. In order to grant leave to permit such an action, the CBCA provides that the court must be satisfied that the Company's directors were given adequate notice of the application, the shareholder is acting in good faith and that it appears to be in best interests of the Company that the action be brought.

Action Necessary to Change Rights of Shareholders

In order to change the rights of the shareholders of the Company, the Company would need to amend the Articles to effect the change. Such an amendment would require the approval at least two-thirds of the votes cast by shareholders entitled to vote (present in person or represented by proxy) at a duly called meeting of shareholders and, for certain amendments, the holders of shares of a class or of a series are entitled to vote separately as a class or series on a proposal to amend the Articles. For certain amendments, a shareholder is entitled under the CBCA to dissent in respect of such a resolution amending the Articles and, if the resolution is adopted and the Company implement such changes, demand payment of the fair value of its shares.

Meetings of Shareholders

An annual meeting of shareholders is held each year for the purpose of considering the financial statements auditor's report, election of directors, and re-appointment of the incumbent auditors. The Board has the power to call a special meeting of shareholders at any time. A quorum at any meeting of shareholders shall be two persons present and each holding or representing by proxy at least one issued share of the Company entitled to vote at the meeting for the choice of a chair of the meeting and for the adjournment of the meeting to a fixed time and place; for all other purposes a quorum for any meeting shall be persons present not less than two in number and holding or representing by proxy not less than 25% of the total number of the issued shares of the Company entitled to vote at the meeting for the time being enjoying voting rights at such meeting.

Notice of the day, hour and place of each meeting of shareholders must be given not less than 21 days, and not more than 60 days, before the date of each meeting to each director of the Company, to the auditor of the Company  and to each shareholder entitled  to vote at the meeting. Notice of meeting of shareholders if special business is to be transacted thereat must state (i) the nature of the business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and (ii) the text of any special resolution to be submitted to the meeting.

The CBCA provides that the holders of not less than 5% of the Company's outstanding voting shares may requisition the directors to call a meeting of shareholders for the purpose stated in the requisition. Except in limited circumstances, including where a meeting of shareholders has already been called and a notice of meeting already given or where it is clear that the primary purpose of the requisition is to redress a personal grievance against us or our directors, officers or shareholders, our directors, on receipt of such requisition, must call a meeting of shareholders. If the directors fail to call a meeting of shareholders within 21 days after receiving the requisition, any shareholder who signed the requisition may call the meeting of shareholders and, unless the shareholders resolve otherwise at the meeting, the Company shall reimburse the shareholders for the expenses reasonably incurred by them in requisitioning, calling and holding the meeting of shareholders.

Advance Notice Provisions

The By-law contains certain provisions that are intended to: (1) facilitate orderly and efficient annual meetings or, where the need arises, special meetings; (2) ensure that all shareholders receive adequate notice of board nominations and sufficient information with respect to all nominees; and (3) allow shareholders to vote on an informed basis. Only persons who are nominated by shareholders in accordance with these advance notice provisions will be eligible for election as directors at any annual meeting of the Company's shareholders, or at any special meeting of the Company's shareholders if one of the purposes for which the special meeting was called was the election of directors.

Pursuant to the advance notice provisions under the By-law, the shareholders are required to provide advance notice of their intention to nominate any persons, other than those nominated by management, for election to the Board at a meeting of shareholders. Such notice must include the information prescribed in the bylaws.

To be timely, a shareholder's notice must be received (i) in the case of an annual meeting of shareholders, not less than the 30 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the shareholder may be received not later than the close of business on the 10th day following the date of such public announcement; (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not also called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made; and (iii) notwithstanding the foregoing, in the case of an annual meeting of shareholders or a special meeting of shareholders that is not also an annual meeting but is called for the purpose of electing directors (whether or not also called for other purposes) where "notice-and-access" (as defined under applicable Canadian securities laws) is used for delivery of proxy-related materials and date on which the first public announcement of the date of the meeting was made is not less than 50 days before the date of the meeting, not less than 40 days prior to the date of the meeting. The By-law also prescribes the proper written form for a shareholder's notice. The Board may, in its sole discretion, waive any requirement under these provisions.

These provisions could have the effect of delaying until the next shareholder meeting the nomination of certain persons for director that are favored by the holders of a majority of the Company's outstanding voting securities.

Limitations on Right to Own Securities

Other than as set out herein, there is no limitation imposed by the laws of Canada or by the Articles or the By-law on the right of a non-resident to hold or vote the Common Shares.

The Investment Canada Act (Canada) may require review and approval by the Minister of Innovation, Science and Industry (Canada) of certain acquisitions of “control” of the Company by a “non-Canadian”. The threshold for acquisitions of control is generally defined as being at least one-third or more of the voting shares of the Company. “Non-Canadian” generally means (i) an individual who is neither a Canadian citizen nor a permanent resident of Canada within the meaning of the Immigration and Refugee Protection Act (Canada) who has been ordinarily resident in Canada for not more than one year after the time at which he or she first became eligible to apply for Canadian citizenship, or (ii) a corporation, partnership, trust or joint venture that is ultimately controlled by a non-Canadian.

Change of Control

There are no provisions in the Articles or the By-law that would have an effect of delaying, deferring or preventing a change in control of the Company and that would operate only with respect to a merger, acquisition or corporate restructuring involving the Company. However, certain types of change of control transactions will require shareholder approval of the Company's shareholders and calling the necessary shareholder meeting for such transaction would delay the completion of the transaction.

Disclosure of Share Ownership

In general, under applicable securities regulations in the provinces and territories of Canada, a person or company who beneficially owns, or who directly or indirectly exercises control or direction over voting securities of a reporting issuer, voting securities of an issuer or a combination of both, carrying more than 10% of the voting rights attached to all the issuer's outstanding voting securities is an insider and must, within ten (10) days of becoming an insider, file a report in the required form effective the date on which the person became an insider, disclosing any direct or indirect beneficial ownership of, or control or direction over, securities of the reporting issuer.

Additionally, securities regulations in the provinces and territories of Canada provide for the filing of a report by an insider of a reporting issuer whose holdings change, which report must be filed within five days from the day on which the change takes place.

The By-law does not contain a provision governing the ownership threshold above which shareholder ownership must be disclosed.

TAXATION

Certain United States Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of the Consideration Shares acquired pursuant to this prospectus.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of the Consideration Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax considerations applicable to such U.S. Holder, including without limitation specific tax considerations applicable to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income tax, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Consideration Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, and non-U.S. tax considerations applicable to the acquisition, ownership, and disposition of Consideration Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary. There can be no assurance that the IRS will not challenge one or more of the tax considerations discussed in this summary.

This summary is based on the United States Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention between the United States of America and Canada with respect to Taxes on Income and on Capital of 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive, current or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Consideration Shares acquired pursuant to this prospectus that is, for U.S. federal income tax purposes:

  an individual who is a citizen or resident of the United States;

  a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are banks, financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own Consideration Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Consideration Shares in connection with the cancellation or exercise of employee stock options or otherwise as compensation for services; (g) hold Consideration Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are S corporations (and shareholders or investors in such S corporations); (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (k) are U.S. expatriates or former long-term residents of the U.S., (l) hold Consideration Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States, or (m) are subject to special tax accounting rules with respect to Consideration Shares. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax considerations applicable to the acquisition, ownership and disposition of Consideration Shares.

If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds Consideration Shares, the U.S. federal income tax considerations applicable to such entity or arrangement and the partners (or other owners) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or other owners). This summary does not address the tax consequences to any such partner or owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or as "pass-through" entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership, and disposition of Consideration Shares.

Acquisition, Ownership and Disposition of Consideration Shares

The following discussion describes the general rules applicable to the acquisition, ownership and disposition of the Consideration Shares, but is subject in its entirety to the rules described below under the heading "Passive Foreign Investment Company Rules".

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Consideration Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of our current or accumulated "earnings and profits", as computed under U.S. federal income tax principles. To the extent that a distribution exceeds our current and accumulated "earnings and profits", such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Consideration Shares and thereafter as gain from the sale or exchange of such Consideration Shares (see "Sale or Other Taxable Disposition of Consideration Shares" below). However, we may not maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by us with respect to the Consideration Shares will constitute ordinary dividend income. Dividends received on Consideration Shares by corporate U.S. Holders generally will not be eligible for the "dividends received deduction" in respect of dividends received from domestic corporations. Subject to applicable limitations and provided we are eligible for the benefits of the Canada-U.S. Tax Convention or the Consideration Shares are readily tradable on an established securities market in the United States, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we are not classified as a PFIC in the tax year of distribution or in the preceding tax year. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Consideration Shares

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of Consideration Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's tax basis in such Consideration Shares sold or otherwise disposed of. Any such gain or loss recognized on such sale or other disposition generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Consideration Shares are held for longer than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If we were to constitute a "passive foreign investment company" within the meaning of Section 1297(a) of the Code (a "PFIC") for any tax year during a U.S. Holder's holding period for our Consideration Shares, then certain potentially adverse rules would affect the U.S. federal income tax considerations applicable to a U.S. Holder resulting from the acquisition, ownership and disposition of Consideration Shares. We believe that we were not a PFIC for our most recently completed tax year, and based on our current business plans and financial expectations, we expect that we likely will not be a PFIC for our current tax year. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested.  PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually.  Consequently, there can be no assurance that we have never been, are not, and will not become a PFIC for any tax year during which U.S. Holders hold Consideration Shares.

In addition, for any tax year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require, which filing obligation would generally commence in the first tax year in which we are classified as a PFIC and in which such U.S. Holder holds Consideration Shares. A failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC if, after the application of certain "look-through" rules with respect to our subsidiaries in which we hold at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of our gross income for such tax year is passive income (the "income test") or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income (the "asset test"), based on the quarterly average of the fair market value of such assets. "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

If we were a PFIC in any tax year during which a U.S. Holder held Consideration Shares, such U.S. Holder generally would be subject to special rules with respect to "excess distributions" made by us on the Consideration Shares and with respect to gain on the disposition of Consideration Shares. An "excess distribution" generally is defined as the excess of distributions with respect to the Consideration Shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from us during the shorter of the three preceding tax years or such U.S. Holder's holding period for the Consideration Shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Consideration Shares ratably over its holding period for the Consideration Shares. Such amounts allocated to the year of the disposition or excess distribution and to years before we became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferred rates), and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including the "QEF Election" under Section 1295 of the Code and the "Mark-to-Market Election" under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.

U.S. Holders should be aware that, for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record-keeping requirements of a PFIC, or that we will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to us or any of our subsidiaries that also are classified as a PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Consideration Shares and the availability of certain U.S. tax elections under the PFIC rules.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or payment received on the sale, exchange or other taxable disposition of Consideration Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the Consideration Shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Consideration Shares will be treated as foreign-source income, and generally will be treated as "passive category income" or "general category income" for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Consideration Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Canada-U.S. Tax Convention may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the "Foreign Tax Credit Regulations") impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Consideration Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their Consideration Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Consideration Shares will generally be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF CONSIDERATION SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Certain Canadian Federal Income Tax Consequences

The following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to a person  who acquires Consideration Shares as beneficial owner and who, for the purposes of the Tax Act and at all relevant times: is not resident, and is not deemed to be resident, in Canada; deals at arm's length with the Company; is not affiliated with the Company; holds such Consideration Shares as capital property; and does not use or hold, and is not deemed to use or hold, the Consideration Shares in carrying on business in Canada (a “Holder”). Generally, Consideration Shares will be considered to be capital property to a Holder provided that the Holder does not use or hold such securities in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them or been deemed to have acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

The term “U.S. Treaty Holder,” for the purposes of this summary, means a Holder who, for purposes of the Canada-U.S. Tax Convention (as defined below), is at all relevant times a resident of the United States and a “qualifying person” within the meaning of the Canada-U.S. Tax Convention eligible for the full benefits of the Canada-U.S. Tax Convention. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may be entitled to benefits under the Canada-U.S. Tax Convention. U.S. Treaty Holders are urged to consult their own tax advisors to determine their entitlement to benefits under the Canada-U.S. Tax Convention and related compliance requirements based on their particular circumstances.

Special considerations, which are not discussed in this summary, may apply to a Holder that is an insurer that carries on an insurance business in Canada and elsewhere, that is an “authorized foreign bank” (as defined in the Tax Act), or that is a “foreign affiliate” (as defined in the Tax Act) of a taxpayer resident in Canada. Such Holders should consult their own advisors.

This summary is based upon the current provisions of the Tax Act and the Regulations in force as of the date hereof, any specific proposals to amend the Tax Act and the Regulations which have been announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), the current provisions of the Canada‑United States Tax Convention (1980) (the “Canada‑U.S. Tax Convention”), and the Company's understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency. This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law, whether by way of judicial, legislative or governmental decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Consideration Shares. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Holders should consult their own tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Consideration Shares must be expressed in Canadian dollars. Amounts denominated in any other currency must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada on the day the amount first arose, or such other rate of exchange as is acceptable to the Canada Revenue Agency.

Taxation of Dividends

Subject to an applicable tax treaty or convention, dividends paid or credited, or deemed to be paid or credited, to a Holder on the Consideration Shares will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend. Such rate is generally reduced under the Canada-U.S. Tax Convention to 15% of the gross amount of the dividend if the beneficial owner of such dividend is a U.S. Treaty Holder. The rate of withholding tax is generally further reduced to 5% if the beneficial owner of such dividend is a U.S. Treaty Holder that is a company that owns at least 10% of the voting stock of the Company. Holders should consult their own tax advisors to determine their entitlement to benefits under any applicable tax treaty or convention based on their particular circumstances.

Disposition of Consideration Shares

A Holder will not be subject to tax under the Tax Act in respect of any capital gain, or entitled to deduct any capital loss, realized by such Holder on a disposition of Consideration Shares unless the Consideration Shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Holder at the time of the disposition and are not “treaty‑protected property” (as defined in the Tax Act) of the Holder at the time of the disposition.

Generally, provided the Consideration Shares are at the time of disposition listed on a "designated stock exchange" for purposes of the Tax Act (which currently includes the TSX and NYSE American), the Consideration Shares will not constitute taxable Canadian property of a Holder at such time, unless at any time during the 60‑month period immediately preceding the disposition the following two conditions are met concurrently: (a) the Holder, persons with which the Holder does not deal at arm's length, partnerships whose members include, either directly or indirectly through one or more partnerships, the Holder and/or persons which do not deal at arm's length with the Holder, or any combination of the foregoing, owned 25% or more of the issued shares of any class or series of shares of the capital stock of the Company, and (b) more than 50% of the fair market value of the shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists). Notwithstanding the foregoing, Consideration Shares may also be deemed to be “taxable Canadian property” of a Holder in other circumstances under the Tax Act. The Consideration Shares will constitute “treaty-protected property” for the purposes of the Tax Act only if any income or gain from the disposition of such Consideration Shares is exempt from tax under Part I of the Tax Act pursuant to the terms of an applicable income tax treaty or convention.

The Consideration Shares of a U.S. Treaty Holder will generally constitute “treaty‑protected property” for purposes of the Tax Act unless the value of the shares is derived principally from real property situated in Canada. For this purpose, “real property” has the meaning that term has under the laws of Canada and includes any option or similar right in respect thereof and in any case, includes usufruct of real property, rights to explore for or to exploit mineral deposits, sources and other natural resources and rights to amounts computed by reference to the amount or value of production from such resources.

Holders whose Consideration Shares may constitute taxable Canadian property should consult their own advisors.

PLAN OF DISTRIBUTION

We are registering the common shares offered by this prospectus on behalf of the Selling Shareholder. The Selling Shareholder, which, as used herein, includes donees, pledgees, transferees, or other successors-in-interest selling or distributing common shares or interests in common shares received after the date of this prospectus from the Selling Shareholder as a gift, pledge, partnership distribution, or other non-sale related transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of its common shares on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The common shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

The Selling Shareholder may use any one or more of the following methods when disposing of its shares:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

● settlement of short sales effected after the effective date of the registration statement of which this prospectus forms a part;

● in "at the market" offerings as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offering through sales agents;

● to or through underwriters, agents or broker-dealers;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

In connection with the sale of common shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions it assumes. The Selling Shareholder may also sell common shares short and deliver these securities to close out its short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended to reflect such transaction).

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the common shares owned by such shareholder to a broker-dealer or other financial institution and, if the Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholder to include the pledgee, transferee, or other successors in interest as Selling Shareholder under this prospectus.

If the common shares are sold through underwriters or broker dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent's commissions. The aggregate proceeds to the Selling Shareholder from the sale of the common shares offered by it will be the purchase price of the common shares less discounts or commissions, if any. The Selling Shareholder reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers or agents engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The Selling Shareholder also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conforms to the requirements of those provisions.

The Selling Shareholder and any underwriters, broker-dealers, or agents that participate in the sale of our common shares or interests therein may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the common shares may be deemed to be underwriting discounts and commissions under the Securities Act. If the Selling Shareholder is deemed an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the common shares to be sold, the respective purchase prices and offering prices, the names of any agents, dealers, or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth, if appropriate, in a prospectus supplement, a free-writing prospectus or a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Shareholder and any other persons participating in a distribution of the common shares covered by this prospectus will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholder and any other such persons. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the securities, including, without limitation, SEC filing fees and expenses of initial compliance with state securities or "blue sky" laws; provided, however, that the Selling Shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by them.

SELLING SHAREHOLDER

This prospectus relates to 2,890,000 common shares that the Selling Shareholder may sell in one or more offerings pursuant to the Registration Rights Agreement entered into between the Company, U.S. Silver – Idaho Inc. (“U.S. Silver”), and members of Crescent Silver, LLC (“Crescent Silver”), a Delaware limited liability company (the “Registration Rights Agreement”) in connection with a Membership Interest Purchase Agreement (as defined below).

The registration of these common shares does not mean that the Selling Shareholder will sell or otherwise dispose of all or any of those securities. The Selling Shareholder may sell or otherwise dispose of all, a portion or none of such common shares from time to time. We do not know the number of common shares, if any, that will be offered for sale or other disposition by the Selling Shareholder under this prospectus. The Selling Shareholder identified below may currently hold or acquire our common shares in addition to the common shares registered hereby. In addition, the Selling Shareholder identified below may sell, transfer, assign or otherwise dispose of some or all of the common shares covered hereby in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

Crescent Silver, LLC Acquisition

Americas Gold and its wholly owned indirect subsidiary, U.S. Silver entered into a membership interest purchase agreement (the “Membership Interest Purchase Agreement”) dated November 12, 2025 with HUSC SUB, LLC and HUSBC II, LLC (collectively, the “Vendors”) pursuant to which U.S. Silver acquired (the “Acquisition”) all of the outstanding membership interests of Crescent Silver which indirectly holds a 100% interest in the Crescent Mine in Idaho, United States (the “Crescent Mine”).

The Acquisition was completed on December 12, 2025.  The total purchase price payable in respect of the Acquisition consisted of US$20,000,000 in cash and the issuance of 11,137,558 common shares of the Company (being the consideration shares) (the “Consideration Shares”).

Upon completion of the Acquisition, Crescent Silver became a wholly owned subsidiary of U.S. Silver, and the Company indirectly owns a 100% interest in the Crescent Mine.

Relationship with the Selling Shareholder

To our knowledge, neither Hale Capital Partners, LP nor its pledgees, donees, transferees, assignees or other successors-in-interest have or have had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of our common shares and the Acquisition described above.

Information About Selling Shareholder Offering

The following table sets forth certain information with respect to the Selling Shareholder, including (i) the common shares beneficially owned by the Selling Shareholder prior to this offering, (ii) the number of common shares being offered by the Selling Shareholder pursuant to this prospectus and (iii) the Selling Shareholder's beneficial ownership after completion of this offering, assuming that all of the common shares covered hereby (but none of the other common shares, if any, held by the Selling Shareholder) are sold.

We have prepared the following table based on information supplied to us by the Selling Shareholder on or prior to January 23, 2026, and we have not sought to verify such information. Ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC regarding beneficial ownership and include voting or investment power with respect to common shares. This information does not necessarily indicate beneficial ownership for any other purpose. The calculation of percentage of beneficial ownership is based on 322,886,429 common shares issued and outstanding as of January 22, 2026.

Selling Shareholder	Total Number of Common Shares Owned Prior to This Offering		Percentage of Outstanding Common Shares Owned Prior to This Offering (3)	Maximum Number of Common Shares Which May Be Sold in This Offering		Number of Common Shares Owned Following This Offering	Percentage of Outstanding Common Shares Owned Following This Offering
Hale Capital Partners, LP (1)	2,890,000	(2)	0.90%	2,890,000	(2)	0	0%

(1)	The common shares are directly owned by Hale Capital Partners, LP. Hale Capital Partners, LP is controlled by Martin M. Hale Jr., the managing member of Hale Funds Partners, LLC, which is the general partner of Hale Capital Partners, LP. Mr. Hale disclaims beneficial ownership of such common shares.
(2)	Represents 2,890,000 common shares issued in connection with the Acquisition.
(3)	Percentage is computed with reference to 322,886,429 common shares issued and outstanding as of January 22, 2026, given the effect of the 2025 Share Consolidation becoming effective on NYSE American LLC and assumes the sale of all shares offered by the Selling Shareholder under this prospectus. In computing the percentage ownership of the Selling Shareholder, shares that such Selling Shareholder has the right to acquire within 60 days, including through the exercise of any warrants, or options and conversion of any restricted share units, performance share units and deferred share units, after the date of this prospectus, are included.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See "Incorporation of Certain Documents by Reference" below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 40-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2024.

EXCHANGE CONTROLS

Canada has no system of exchange controls. There are no Canadian governmental laws, decrees, or regulations relating to restrictions on the repatriation of capital or earnings of the Company to non-resident investors. There are no laws in Canada or exchange control restrictions affecting the remittance of dividends or other payments made by the Company in the ordinary course to non-resident holders of the Common Shares by virtue of their ownership of such common shares, other than withholding tax. Certain payments to non-resident holders of the shares are discussed above in the section titled "Taxation."

There are no limitations under the laws of Canada or in the organizing documents of the Company on the right of foreigners to hold or vote securities of the Company, except that the Investment Canada Act (Canada) may require that a "non-Canadian" not acquire "control" of the Company without prior review and approval by the Minister of Innovation, Science and Industry, where applicable thresholds are exceeded. The acquisition of one-third or more of the voting shares of the Company would give rise to a rebuttable presumption of an acquisition of control, and the acquisition of more than fifty percent of the voting shares of the Company would be deemed to be an acquisition of control, as would the acquisition of all or substantially all of the Company's assets. In addition, the Investment Canada Act (Canada) provides the Canadian government with broad discretionary powers in relation to national security to review and potentially prohibit, condition or require the divestiture of, any investment in the Company by a non-Canadian, including non-control level investments. "Non-Canadian" generally means (i) an individual who is neither a Canadian citizen nor a permanent resident of Canada within the meaning of the Immigration and Refugee Protection Act (Canada) who has been ordinarily resident in Canada for not more than one year after the time at which he or she first became eligible to apply for Canadian citizenship, or (ii) a corporation, partnership, trust or joint venture that is ultimately controlled by non-Canadians.

LEGAL MATTERS

Certain legal matters with respect to the validity of the offered securities under Canadian law will be passed upon for us by Bennett Jones LLP, Toronto, Ontario. Certain legal matters with respect to U.S. federal securities law and New York law will be passed upon for us by Dorsey & Whitney LLP, Toronto, Ontario.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 40-F for the year ended December 31, 2024 and 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. The address is www.sec.gov.

 We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 40-F and reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and from short-swing profit recovery provisions contained in Section 16 of the Exchange Act, among other things. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We maintain a corporate website at http://www.americas-gold.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 40-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

  Our Annual Report on Form 40-F for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

  Our Current Reports on Form 6-K furnished to the SEC on May 9, 2025 (Exhibits 99.1 and 99.2 only, with the section entitled “Notice of No Auditor Review of Condensed Interim Consolidated Financial Statements” from page 1 excluded from Exhibit 99.1), May 22, 2025 (Exhibits 99.1 and 99.2 only), August 11, 2025 (Exhibits 99.1 and 99.2 only, with the section entitled “Notice of No Auditor Review of Condensed Interim Consolidated Financial Statements” from page 1 excluded from Exhibit 99.1), September 2, 2025 (Exhibit 99.1 only), and our Current Report on Form 6-K/A furnished to the SEC on January 16, 2026 (Exhibits 99.1 and 99.2 only, with the section entitled “Notice of No Auditor Review of Condensed Interim Consolidated Financial Statements” from page 1 excluded from Exhibit 99.1); and

  Our Registration Statement on Form 40-F filed with the SEC on January 11, 2017, that contains a description of our common shares, and any amendments or reports filed updating such description.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Americas Gold and Silver Corporation, 145 King Street West, Suite 2870, Toronto, Ontario, Canada, M5H 1J8 and our telephone number is (416) 848-9503. Our website address is www.americas-gold.com. Information contained in our website is not part of this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

The Company is a corporation existing under the laws of Canada and its registered and head office is in Canada. Most of the Company's directors and officers are residents of Canada or otherwise reside outside of the United States, and a substantial portion of their assets, and a substantial portion of the Company's assets, are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

EXPENSES

The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee.

Expense	Estimated Amount
SEC registration fee	$2,423
FINRA filing fees	-
Printing expenses	-
Legal fees and expenses	$50,000
Accounting fees and expenses	$30,000
Miscellaneous costs	$-
Total	$82,423

39

2,890,000 Common Shares

Offered by the Selling Shareholder

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. Indemnification of Directors and Officers.

Under the Canada Business Corporation Act (the "CBCA"), the Registrant may indemnify a present or former director or officer or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that the individual (i) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant's request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty and (ii) had reasonable grounds for believing that the individual's conduct was lawful. The aforementioned individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and acted in accordance with conditions (i) and (ii) set out above. The Registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above. The indemnification and any advance of moneys by the Registrant may be made in connection with a derivative action only with court approval.

The by-laws of the Registrant provide that the Registrant may, subject to the limitations contained in the CBCA, purchase and maintain insurance for the benefit of any present or former director or officer or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity.

The Registrant has policies in force and effect that insure its directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

* * *

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

ITEM 9. Exhibits.

Exhibit No.	Exhibit Index
4.1*	Membership Interest Purchase Agreement
4.2	Warrant Indenture dated March 27, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Form 20-F filed with the SEC on April 30, 2024)
4.3*	Registration Rights Agreement
5.1*	Opinion of Bennett Jones LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Bennett Jones LLP (included in Exhibit 5.1)
23.3*	Consent of James R. Atkinson
23.4*	Consent of Darren Dell
23.5*	Consent of Neil de Bruin
23.6*	Consent of Daniel Hussey
23.7*	Consent of James Stonehouse
23.8*	Consent of Shawn Wilson
23.9*	Consent of Chris McCann
23.10*	Consent of Rick Streiff
24.1*	Powers of Attorney (included on the signature page of this Registration Statement)
107*	Filing Fee Table

* Filed herewith

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) that, for the purpose of determining any liability under the Securities Act to any purchaser:

(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada on January 23, 2026.

AMERICAS GOLD AND SILVER CORPORATION

By:	/s/Paul Andre Huet
Name:	Paul Andre Huet
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Paul Andre Huet and Warren Varga, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Paul Andre Huet	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	January 23, 2026
Paul Andre Huet
/s/ Warren Varga	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2026
Warren Varga
/s/ Peter McRae	Senior Vice President, Corporate Affairs and Chief Legal Officer	January 23, 2026
Peter McRae
/s/ Michael Doolin	Chief Operating Officer	January 23, 2026
Michael Doolin
/s/ Scott Hand	Director	January 23, 2026
Scott Hand
/s/ Peter Goudie	Director	January 23, 2026
Peter Goudie
/s/ Tara Hassan	Director	January 23, 2026
Tara Hassan
/s/ Bradley R. Kipp	Director	January 23, 2026
Bradley R. Kipp
/s/ Gordon E. Pridham	Director	January 23, 2026
Gordon E. Pridham
/s/ Meri Verli	Director	January 23, 2026
Meri Verli
/s/ Shirley In’t Veld	Director	January 23, 2026
Shirley In’t Veld

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Registration Statement on Form F-3 to be signed by the undersigned, thereunto duly authorized, on January 23, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States